SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 15, 1995


                         Magellan Petroleum Corporation
             (Exact name of registrant as specified in its charter)


          Delaware                      1-5507                 06-0842255
(State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)


             149 Durham Road, Oak Park - Unit 31, Madison, CT 06443
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (203) 245-8380



         (Former name or former address, if changed since last report.)



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION


Item 5.          Other Events

                 On May 17, 1995, the Company issued the following press release:

        MADISON, Ct., May 17, 1995 - - - Magellan Petroleum Corporation [NASDAQ: MPET; Pacific: MPC] said its 51%-held subsidiary, Magellan Petroleum Australia Limited, has sold its 11.6% working interest in the so-called Navajo project to Texas-based Harken Energy Corp.

          The unit is one of several Australian companies that took up interests in a 50,000-acre petroleum concession on the Navajo Indian Reservation in the Four Corners region of the southwestern U.S. a few years ago, the Company said.

      A Magellan spokesman said the sale was consummated for approximately $1 million - - consisting of cash and Harken common stock - - and that the parent company will record a net gain of approximately $700,000 on the transaction.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       MAGELLAN PETROLEUM CORPORATION
                                  (Registrant)


                             By /s/ James R. Joyce
                              Name: James R. Joyce
                                Title: President


Date:  May 17, 1995

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